Exhibit T3A-5

CERTIFICATE OF FORMATION

OF

BLUEGRASS DOWNS LLC

This Certificate of Formation is being executed as of March 28, 2017 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Bluegrass Downs LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, New Castle County, Delaware 19808. The registered agent of the Company for service of process is Corporation Service Company located at 2711 Centerville Road, Suite 400, in the City of Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Gretchen Muller
Gretchen Muller, an Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:05 PM 03/28/2017 FILED 12:05 PM 03/28/2017 SR 20172069493 - File Number 6362302

State of Delaware Secretary of State Division of Corporations Delivered 05:49 PM 06/01/2017 FILED 05:49 PM 06/01/2017 SR 20174519575 - File Number 6362302

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

BLUEGRASS DOWNS LLC

The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST

The name of the limited liability company is Bluegrass Downs LLC (the “Company”).

SECOND

Paragraph 1 of the Certificate of Formation of the Company is hereby deleted in its entirety and amended to read in full as follows:

FIRST. The name of the limited liability company is Bluegrass Downs Property Owner LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of the 1st day of June, 2017.

BLUEGRASS DOWNS LLC
By:	/s/ John Payne
Name:	John Payne
Title:	President